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                                                                    Exhibit 99.6


                              CMC INDUSTRIES, INC.

         Proxy for 1999 Special Meeting of Stockholders - July 29, 1999
                      Solicited by the Board of Directors

  The undersigned stockholder of CMC Industries, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated June 23, 1999 and hereby appoints Andrew J. Moley and Lanny N. Lambert, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Corporation to be held at CMC Industries, Inc., 4950 Patrick Henry Drive, Santa Clara, California 95054 on July 29, 1999 at 8:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth below.

1. To approve and adopt an Agreement and Plan of Merger and Reorganization dated as of May 10, 1999, among ACT Manufacturing, Inc., a Massachusetts corporation, East Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ACT, and the Corporation. The merger agreement provides for, among other things, the exchange of each issued and outstanding share of common stock of the Corporation for 0.50 of a share of ACT common stock, the assumption of all outstanding options to purchase common stock of the Corporation and the merger of East Acquisition Corp. with and into the Corporation, with the Corporation being the surviving corporation and a wholly-owned subsidiary of ACT after the merger.

  [_FOR]                   [_AGAINST]             [_ABSTAIN]

2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including without limitation, potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the above proposal.

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THERETO.


                                           Dated:                  , 1999

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                                           Signature

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                                           Signature

  (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)